                        SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT
                      PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



                        Date of Report:  February 24, 2000
                         (DATE OF EARLIEST EVENT REPORTED)



                           THOMAS & BETTS CORPORATION
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


                   Tennessee                             1-4682
         (STATE OR OTHER JURISDICTION           (COMMISSION FILE NUMBER)
              OF INCORPORATION)


                                    22-1326940
                        (IRS EMPLOYER IDENTIFICATION NO.)


               8155 T&B Boulevard
               Memphis, Tennessee                        38125
               (ADDRESS OF PRINCIPAL                   (ZIP CODE)
               EXECUTIVE OFFICES)


                 Registrant's Telephone Number, Including Area Code:
                                  (901) 252-8000

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ITEM 5.    OTHER EVENTS


     On February 16, 2000, a shareholder filed a purported class-action suit in the United States District Court for the Western District of Tennessee against the Corporation, Clyde R. Moore and Fred R. Jones. The complaint, served on February 24, 1999, alleges fraud and violations of Section 10(b) and 20(a) of the Securities Exchange Act of 1934, as amended, and Rule 10b-5 thereunder. The plaintiffs allege that purchasers of the Corporation's common stock between April 28, 1999 and December 14, 1999 were damaged when the market value of the stock dropped by nearly 29% on December 15, 1999.
The plaintiffs allege generally that the defendants artificially inflated the market value of the Corporation's common stock by a series of misleading statements or by failing to disclose certain adverse information. An unspecified amount of damages is sought. At this time, the Corporation is continuing to investigate the allegations, and is unable to predict the outcome of this litigation and its ultimate effect, if any, on the financial condition of the Corporation. However, the Corporation believes that meritorious defenses to the claims exist and intends to vigorously defend against them. Mr. Moore and Mr. Jones may be entitled to indemnification by the Corporation.


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                                    SIGNATURE

     Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       Thomas & Betts Corporation
                                       (Registrant)



                                       By:      /s/ Jerry Kronenberg
                                            ----------------------------------
                                                Jerry Kronenberg
                                       Title:   Vice President-General Counsel
                                                and Secretary



Date:  February 25, 2000